Exhibit 99.1

PRESS RELEASE CONTACT: Liz Shows Odyssey Marine Exploration, Inc. (813) 876-1776 lshows@odysseymarine.com

Odyssey Marine Exploration Announces Partnership with Ocean Minerals LLC for a

New Cook Islands Exploration Project

TAMPA, Fla., June 5, 2023 (BUSINESSWIRE) – Odyssey Marine Exploration, Inc. (NASDAQ: OMEX), a global subsea mineral exploration, validation, and development company, announced today an important next step in becoming the world’s leading marine mineral development company.

On June 4, 2023, Odyssey entered into a purchase agreement to acquire a 13% interest in Ocean Minerals, LLC (OML) in exchange for a contribution by Odyssey of its interest in a 6,000-meter remotely operated vehicle (ROV) and cash contributions of up to $10 million in a series of transactions over the next year. The purchase agreement allows Odyssey to acquire a total of up to 40% of OML over the next 18 months, at Odyssey’s discretion.

Moana Minerals Limited, a wholly owned subsidiary of OML, holds a five-year exploration license from the Cook Islands Seabed Minerals Authority (SBMA) granted in 2022 to explore polymetallic nodules within the Cook Islands’ Exclusive Economic Zone (EEZ). Polymetallic nodules contain metals critical to the growing renewable energy market, including cobalt, nickel, manganese, and rare earth elements (REE).

The 23,630 square kilometers area covered by Moana Mineral’s license contains a stated mineral resource of over 500 million tonnes of nodules (indicated and inferred) on a wet basis at a 5 kg/m2 nodule abundance cutoff. The nodules are enriched in several metals, including a cobalt grade of approximately 0.5%. OML is actively conducting additional mineral exploration and environmental data collection to assess the environment and increase resource confidence.

Odyssey joins Transocean Ltd. (NYSE:RIG) as an equity holder in OML. Transocean announced its purchase of a minority interest in OML last year and is working on the technology and services required to harvest polymetallic nodules from the seabed. The 6,000-meter rated ROV contributed to OML by Odyssey will provide OML with an additional tool to advance the project toward eventual applications for an environmental permit and harvesting license when exploration and feasibility studies are completed and demonstrate how harvesting can be done without serious harm to the environment. Over the next year, OML expects to advance its current JORC-compliant report substantially increasing resources reported at indicated and measured levels of confidence and to obtain its preliminary Feasibility Study, among other important project milestones.

For Odyssey’s investors, this is a significant opportunity to build on the company’s experience, knowledge, and existing investment in the Cook Islands. We believe the investment should expand investor awareness into Odyssey’s existing Cook Islands investment. Odyssey expects to use secured project financing and potential arbitration proceeds to invest in OML. To learn more about Odyssey’s involvement in polymetallic nodule exploration in the Cook Islands, please see https://www.odysseymarine.com/cookislands.

Odyssey and OML are attending the 121 Mining Investment New York on June 5-6, 2023. Over 80 mining companies and more than 300 sophisticated investors will take part in one-on-one meetings matching projects to investment capital, a conference program. To register for this event, please visit https://www.weare121.com/121mininginvestment-new-york/.

About Odyssey Marine Exploration

Odyssey Marine Exploration, Inc. (Nasdaq: OMEX) is a deep-ocean exploration pioneer engaged in the discovery, validation and development of subsea mineral deposits in a socially and environmentally responsible manner. Odyssey provides marine services for private clients and governments who are interested in exploring their Exclusive Economic Zone (EEZ) to survey, map and identify any potential mineral resources present. The company focuses on the exploration of polymetallic nodules (battery metals to power the future) and subsea phosphate deposits (fertilizer to feed the future) which the company believes will provide a benefit to society now and in the future, For additional details, please visit www.odysseymarine.com. An investor presentation is available in the Investors section of the website.

About Ocean Minerals LLC (OML)

Ocean Minerals LLC is a deepwater critical metals exploration and development company incorporated in the Cayman Islands. The company’s subsidiary companies, including Moana Minerals Limited, have made a high-grade discovery of polymetallic nodules (cobalt, nickel, copper, manganese, and rare earth elements) and sedimentary muds (rare earth elements) containing critical and strategic metals. These discoveries are all entirely within the Exclusive Economic Zone (EEZ) of the Cook Islands.

For additional information regarding Ocean Minerals LLC, please visit the company’s website at: www.omlus.com

About Moana Minerals Limited

Moana Minerals Limited is wholly owned subsidiary of Ocean Minerals LLC, and is a deepwater critical metals exploration and development company incorporated in the Cook Islands with offices and operations based in Rarotonga, Cook Islands. The company has made a high-grade discovery of polymetallic nodules containing cobalt, nickel, copper, manganese, and rare earth elements entirely within the Exclusive Economic Zone (EEZ) of the Cook Islands. This deposit, reported in accordance with NI 43-101 and JORC standards, reports a resource containing over 500 million tonnes of wet nodules at an indicated (approximately 130 mt) + inferred (approximately 430 mt) confidence level, which contain approximately two million tonnes of cobalt, one million tonnes of nickel, 0.5 million tonnes of copper, and 60 million tonnes of manganese. Additionally, independent metallurgical laboratory tests have indicated rare earth element volumes in excess of 600,000 tonnes (aggregate REE basket tonnage), also contained within the nodules.

Moana Minerals Limited holds an Exploration License for 23,630 square kilometers within the Cook Islands EEZ, where the company continues to conduct further exploration activities aimed at securing environmental approvals to perform commercial operations and increasing confidence levels and size of the reported mineral resource. In parallel, and in partnership with Transocean, the Company is advancing work to develop recovery systems to harvest and process these high-quality seafloor polymetallic nodules on a commercial scale.

For additional information regarding Moana Minerals Limited, please visit the company’s website at: www.moana.co.ck

Cautionary Note to U.S. Investors

Information regarding Moana Minerals Limited, Ocean Minerals LLC, the Exploration License, and the mineral resources in the area covered by the Exploration License was provided to Odyssey by OML and has not been independently verified by Odyssey. Information regarding resources is based upon reports prepared in compliance with the Australian Code for Reporting Exploration Results (JORC). Investors are cautioned that while JORC-compliant reporting uses terms that are similar to those used in Security and Exchange Commission Regulation S-K 1300, there are differences in the definitions under Regulation S-K 1300 and JORC, and U.S. investors are urged to use caution in reviewing the resource estimates reported in compliance with JORC. There is no assurance any mineral resources that OML reports as “stated mineral resources” would be the same had OML prepared the mineral resource estimates under the standards adopted under Regulation S-K 1300. Investors are also cautioned not to assume that any stated mineral resources that OML reports are or will be economically or legally mineable.

Forward Looking Information

Odyssey Marine Exploration believes the information set forth in this Press Release may include “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Certain factors that could cause results to differ materially from those projected in the forward-looking statements are set forth in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the Securities and Exchange Commission on March 31, 2022. The financial and operating projections as well as estimates of mining assets are based solely on the assumptions developed by Odyssey that it believes are reasonable based upon information available to Odyssey as of the date of this release. All projections and estimates are subject to material uncertainties and should not be viewed as a prediction or an assurance of actual future performance. The validity and accuracy of Odyssey’s projections will depend upon unpredictable future events, many of which are beyond Odyssey’s control and, accordingly, no assurance can be given that Odyssey’s assumptions will prove true or that its projected results will be achieved.

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